EXHIBIT 10.1

UNSECURED PROMISSORY NOTE

$____________ (the "Principal Amount")                                                                             __________________, 2017

FOR VALUE RECEIVED, Helix TCS, Inc., a Delaware corporation (the "Company"), promises to pay to ____________________, a Delaware limited liability company (the "Holder"), the Principal Amount on or before the Maturity Date in accordance with the terms and provisions set forth herein.

The following is a statement of the rights and obligations of the Holder and the Company under this Unsecured Promissory Note (the "Note"), and the conditions to which this Note is subject, to which the Company, by the execution and delivery hereof, and the Holder, by the acceptance of this Note, agree:

1.                    Repayment; Prepayment.  The aggregate unpaid Principal Amount, all accrued and unpaid interest, and all other amounts payable under this Note shall be due and payable on the earlier of June 30, 2017 or the date of the future capital contribution referenced in Section 5.3 below (the "Maturity Date").  The Company may prepay this Note in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.  No prepaid amount may be reborrowed.

2.                    Interest.  Interest shall accrue on a monthly basis on the outstanding principal amount of this Note, plus accrued but unpaid interest (non-compounding), at a rate per annum equal to 8.00%.  The Company and the Holder negotiated such interest rate on an arm's length basis and agree that such interest rate reflects a market rate of interest as of the date hereof.  Interest shall be computed on the basis of a 365-day year and the actual number of days elapsed.  Interest will accrue on any principal payment due under this Note until such time as payment therefor is actually delivered to the Holder in accordance with the terms hereof.

3.                    Security and Collateral.  The payment obligations of the Company under this Note are not secured by any security interest in assets of the Company.

4.                    Events of Default.

4.1     Company Event of Default.  The occurrence of any one or more of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree, or order of any court, or any order, rule or regulation of any administrative or governmental body) shall constitute an "Event of Default":

(a)                 a failure by the Company to satisfy any material obligation under this Note, including but not limited to, a failure to pay any principal or interest payable hereunder when due;

(b)                 if (i) the Company commences a case, as debtor, under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, (ii) the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company, (iii) there is commenced a case against the Company, under any applicable bankruptcy or insolvency laws, as now or hereafter in effect or any successor thereto, which remains undismissed for a period of ninety (90) days, (iv) the Company is adjudicated by a court of competent jurisdiction insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered, (v) the Company suffers any appointment of any custodian, receiver, trustee, or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of ninety (90) days, (vi) the Company makes a general assignment for the benefit of creditors, (vii) the Company fails to pay, or states that it is unable to pay, or will be unable to pay, its debts generally as they become due, or (viii) any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing;

(c)                 the issuance of any order or decree enjoining or prohibiting the Company from performing under this Note, which order or decree is not vacated within fifteen (15) days after the granting thereof;

(d)                 the occurrence of any event or condition, that with the giving of notice or passage of time, or both, could result in a material default by the Company under any other contract, loan, obligation or agreement of any kind to which the Company is a party that results in a material adverse effect against the Company; or

(e)                 any act or omission of the Company that the Holder, in its reasonable judgment, believes results in a material adverse effect against the Company.

4.2     Remedies Upon Event of Default.  If any Event of Default occurs, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest, or other notice or demands of any kind, and the Holder may, at the Holder's option, immediately and without expiration of any grace period (1) enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law, and (2) declare this Note mature, and all sums owing hereunder shall be due and payable immediately.  Such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a Holder until such time, if any, as the full payment under this Section shall have been received by it.  No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

5.                    Covenants.

5.1     Company Covenants.  The Company covenants that (a) prior to the cancellation of this Note or (b) upon the occurrence of an Event of Default, it will not (i) effect or allow to be effected any recapitalization (including without limitation any stock split or reverse stock split) of the common stock of the Company, (ii) enter into any transaction with affiliates other than wholly owned subsidiaries, or (iii) take or omit to take any other action that would materially and adversely affect the Company or its business, in each case without the prior consent of the Holder.

5.2     Transfer Restrictions.  The Holder shall not sell, transfer, convey, or assign the Note without the Company's prior written consent; provided, however, that this Note may be assigned, conveyed or transferred without the prior written consent of the Company to any affiliate of the Holder who executes and delivers to the Company an acknowledgment that such affiliate agrees to be subject to, and bound by, all the terms and conditions of this Note.

5.3     Future Capital Contributions.  The Holder and the Company are currently discussing a broader business relationship which will consist of future capital contributions to the Company by the Holder or its affiliates.  The Company agrees that it will first use any such future contributions to repay this Note and the January 30, 2017 Unsecured Promissory Note made by the Company for the benefit of the Holder, and such contributions will be made at the same valuation of the Company underlying the September 30, 2016 Unsecured Convertible Promissory Note made by the Company for the benefit of the Holder's affiliate.

6.                    Currency; Payments.  All references herein to "dollars" or "$" are to U.S. dollars, and all payments of principal of, and interest on, this Note shall be made in lawful money of the United States of America in immediately available funds.  If the date on which any such payment is required to be made pursuant to the provisions of this Note occurs on a Saturday or Sunday or legal holiday observed in the State of New York, such payments shall be due and payable on the immediately succeeding date which is not a Saturday or Sunday or legal holiday so observed.

7.                    Miscellaneous.

7.1     Time of Essence.  Time is of the essence with respect to the parties' duties and obligations under this Note.

7.2     Amendments and Waivers.  No term of the Note may be amended or compliance therewith waived (either generally or in a particular instance and either retroactively or prospectively) without the written consent of the Company and the Holder.

7.3     Severability.  If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as though such provision were so excluded and shall be enforceable in accordance with its terms.  The parties agree to replace such illegal, void, invalid, or unenforceable provision of this Note with a legal, valid, and enforceable provision that shall achieve, to the extent possible, the economic, business, and other purposes of such illegal, void, invalid or unenforceable provision.

7.4     Attorneys' Fees and Costs.  Each party shall bear its own expenses in connection with the issuance of this Note; provided, however, that if any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party shall be entitled to its attorneys' fees, costs, and disbursements in addition to any other relief to which such party may be entitled.  As used in this Section, attorneys' fees shall be deemed to mean the full and actual costs of any legal services actually performed in connection with the matters involved calculated on the basis of the usual fee charged by the attorney performing such services and shall not be limited to "reasonable attorneys' fees" as defined in any statute or rule of court.

7.5     Entire Agreement.  This Note constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous negotiations, agreements, and understandings.

7.6     Notices.  Any notice or communication required or permitted by this Note shall be given in writing and addressed as follows:

If to the Company:

If to the Holder:

Notices shall be served personally, by overnight express mail service by a nationally recognized courier, or first-class, certified mail, return receipt requested, postage pre-paid.  If sent personally, notice shall be deemed delivered upon receipt.  If sent by overnight express mail service, notice shall be deemed delivered twenty-four (24) hours after delivery into the possession and control of the courier.  If sent by first-class, certified mail, return receipt requested, notice shall be deemed delivered the earlier of seventy-two (72) hours after mailing or the date on the return receipt, a refusal being deemed a delivery on the date of refusal.  If the party to whom any such notice is sent has relocated without leaving a forwarding address, then the notice shall be deemed delivered on the date the notice-receipt is returned stating that the same was undeliverable at such address.  Any party may give notification to the other party in any manner described above for change of address for the sending of notices.

7.7     Successors and Assigns.  This Note shall be binding upon and inure to the benefit of the Company and the Holder and their respective successors and permitted assigns.  The Company may not voluntarily or involuntarily transfer, convey, or assign this Note, or any of its duties or obligations hereunder, without the Holder's prior written consent, which may be withheld for any reason, or for no reason at all. As used herein, the term "Holder" shall mean and include the successors and permitted assigns of the Holder.

7.8     Headings.  The headings contained herein are for convenience only, do not constitute a part of this Note, and shall not be deemed to limit or affect any of the provisions hereof.

7.9     Waiver of Trial by Jury.  THE COMPANY AND THE HOLDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE.

7.10  Governing Law; Venue.  This Note is to be governed by and interpreted in accordance with the laws of the State of New York.  Any legal action or proceeding with respect to this Note or any document related hereto shall be brought in any state or federal court within New York County, New York and, by execution and delivery of this Note, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts.

[Signature Page Follows]

The Company has caused this Note to be signed in its name and executed as a sealed instrument as of the date first written above.

HELIX TCS, INC.

By:
Name:  Zachary Venegas
Title:  Chief Executive Officer

Acknowledged and Agreed:

By:
Name:

Title: